ASSIGNMENT OF eSPORTSBET TO eCONNECT

This Agreement states that PowerClick does hereby assign full ownership of eSportsbet to eConnect and that eConnect agrees to be responsible to any liabilities that may have been incurred by PowerClick during its ownership and control of eSportsbet.

eConnect furthermore agrees that no attempt will be made by eConnect to alter or change any prior eConnect stock and option arrangements between eConnect and PowerClick.

Dated: January 7, 2000                    eCONNECT


                                          By: /s/  Thomas S. Hughes
                                          Thomas S. Hughes, President

Dated: January 7, 2000                    POWERCLICK


                                          By: /s/  Dominic Einhorn
                                          Dominic Einhorn, President